                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         Date of Report:  March 7, 1997



                         Commission File Number 1-5097


                             JOHNSON CONTROLS, INC.
             (Exact name of registrant as specified in its charter)



                 Wisconsin                        39-0380010
         (State of Incorporation)              (I.R.S. Employer
                                              Identification No.)



        5757 North Green Bay Avenue, P.O. Box 591, Milwaukee, WI  53201
                    (Address of principal executive office)


      Registrant's telephone number, including area code  (414)  228-1200

Item 2:  ACQUISITION OR DISPOSITION OF ASSETS

On February 28, 1997, Johnson Controls, Inc. (the Registrant) completed the sale of its Plastic Container division (PCD) to
Schmalbach-Lubeca AG, a member of the VIAG Group.   The sales price
was approximately $650 million, subject to certain adjustments.

The Registrant intends to use the after-tax proceeds from the sale to partially reduce debt incurred from its October 1, 1996 acquisition of Prince Holding Corporation (Prince).

There are no material relationships between Schmalbach-Lubeca AG and the Registrant or any of its affiliates, any director or officer of the Registrant, or any associate of such director or officer.


Item 7:  FINANCIAL STATEMENTS AND EXHIBITS

In addition to the pro forma financial information required to be filed in conjunction with the sale of PCD, the Registrant also wishes to update the financial statements related to the Prince acquisition (see Form 8-K dated October 4, 1996). The following is included within this Form 8-K:

(a)  Combined Financial Statements of Prince Holding
     Corporation for the years ended September 30, 1996 and 1995
     (attached as Attachment 1 hereto).

(b)  Pro forma financial information required pursuant to
     Article 11 of Regulation S-X (attached as Attachment 2 hereto).

(c)  Exhibits:

     (99) Press Release issued by the Registrant on March 4, 1997.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

                                       JOHNSON CONTROLS, INC.


Date:  March 7, 1997                 By: Stephen A. Roell
                                         Vice President and Chief
                                         Financial Officer

                                ATTACHMENT 1


                         COMBINED FINANCIAL STATEMENTS

                           PRINCE HOLDING CORPORATION

                    Years ended September 30, 1996 and 1995

                         Report of Independent Auditors

Board of Directors
Prince Holding Corporation

We have audited the accompanying combined balance sheets of Prince Holding Corporation (principally comprised of the automotive interior components and systems business of Prince Holding Corporation) as of September 30, 1996 and 1995, and the related combined statements of shareholders' equity, operations and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Prince Holding Corporation at September 30, 1996 and 1995, and the combined results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                   ERNST & YOUNG LLP


Grand Rapids, Michigan
October 25, 1996

                           Prince Holding Corporation

                            Combined Balance Sheets

                                               SEPTEMBER 30
                                            1996           1995
                                         ---------------------------
ASSETS
Current assets:
   Cash and cash equivalents               $6,360,837    $18,034,275
   Trade accounts receivable, less
     allowances of $2,613,000 in 1996
     and $2,373,000 in 1995               101,640,908    107,611,099
Inventories (Note B):
   Finished goods and work in process      14,558,254     15,494,297
   Raw materials                           11,189,059     11,411,687
                                         ---------------------------
                                           25,747,313     26,905,984
Refundable income taxes                     1,785,212
Deferred income taxes (Note E)             11,062,000      8,303,000
Other current assets                        1,467,375      2,566,502
                                         ---------------------------
Total current assets                      148,063,645    163,420,860
Property, plant and equipment:
   Land                                    19,839,991     15,757,948
   Buildings and improvements             111,935,184     76,046,968
   Machinery and equipment                139,769,350    129,507,943
   Construction in progress                 4,009,182     22,760,624
                                         ---------------------------
                                          275,553,707    244,073,483
   Less accumulated depreciation          120,791,231    101,395,896
                                         ---------------------------
                                          154,762,476    142,677,587
Other assets                                3,225,070        863,721
                                         ---------------------------

Total assets                             $306,051,191   $306,962,168
                                         ===========================

                                                             SEPTEMBER 30
                                                          1996           1995
                                                      -------------  -------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Line-of-credit borrowings (Note C)                   $ 20,765,000
  Trade accounts payable                                 67,076,340   $ 51,217,114
  Salaries, wages and related withholdings               29,419,716     23,478,627
  Deposits                                                8,435,370        944,978
  Charitable contributions                                  482,689      7,002,243
  Retirement plan contributions (Note D)                 10,740,117      7,892,598
  Distributions payable to shareholders                                 10,000,000
  Export sales commissions (Note G)                                      7,967,947
  Income taxes                                                          15,011,288
  Other accrued expenses                                 23,668,985     14,462,127
  Current maturities of long-term debt                    5,700,000        200,000
                                                      -------------  -------------
Total current liabilities                               166,288,217    138,176,922

Long-term debt, less current maturities (Note C)         34,330,000     70,994,000

Other noncurrent liabilities:
  Deferred income taxes (Note E)                          3,338,000      3,254,000
  Other                                                   1,209,676        972,841
                                                      -------------  -------------
                                                          4,547,676      4,226,841
Shareholders' equity:
  Preferred stock, $230 par value, nonvoting, 7%
    cumulative--authorized 200,000 shares; issued and
    outstanding 112,902 shares in 1996 and 122,962
    shares in 1995                                       25,967,460     28,281,260
  Common stock:
    Class A, $0.33 par value, voting--authorized
      720,000 shares; issued and outstanding 286,065
      shares in 1996 and 319,830 shares in 1995              95,355        106,610
    Class B, $0.33 par value, nonvoting--authorized
      280,000 shares; issued and outstanding 108,328
      shares in 1996 and 126,128 shares in 1995              36,109         42,043
  Additional paid-in capital                              4,197,333      4,197,333
  Retained earnings                                      70,290,132     60,199,297
  Accumulated translation adjustments                       298,909        737,862
                                                      -------------  -------------
Total shareholders' equity                              100,885,298     93,564,405
                                                      -------------  -------------
Total liabilities and shareholders' equity             $306,051,191   $306,962,168
                                                      =============  =============

See accompanying notes to combined financial statements.

                           Prince Holding Corporation

                  Combined Statements of Shareholders' Equity




                                                                   COMMON STOCK     ADDITIONAL             ACCUMULATED     TOTAL
                                                   PREFERRED      -----------------  PAID-IN     RETAINED  TRANSLATION SHAREHOLDERS'
                                                    STOCK         CLASS A   CLASS B  CAPITAL     EARNINGS  ADJUSTMENTS    EQUITY
                                                 -----------------------------------------------------------------------------------
Balances at beginning of year                    $32,425,170   $106,610  $42,043   $4,197,333  $30,100,426  $  1,990  $ 66,873,572
Net earnings                                                                                    46,043,517              46,043,517
Distributions to common shareholders                                                           (13,700,000)            (13,700,000)
Cash dividends on preferred stock                                                               (2,244,646)             (2,244,646)
Redemption of 18,017 shares of preferred stock    (4,143,910)                                                           (4,143,910)
Equity adjustments from foreign currency                                                                     735,872       735,872
  translation
                                                 -----------------------------------------------------------------------------------
Balances at September 30, 1995                    28,281,260    106,610   42,043    4,197,333   60,199,297   737,862    93,564,405

Net earnings                                                                                    30,318,996              30,318,996
Distributions to common shareholders                                                            (8,919,160)             (8,919,160)
Cash dividends on preferred stock                                                               (1,943,303)             (1,943,303)
Redemption of 33,765 shares of Class A common
  stock and 17,800 shares of Class B common stock               (11,255)  (5,934)              (14,732,466)            (14,749,655)
Redemption of 10,060 shares of preferred stock    (2,313,800)                                                           (2,313,800)
Net carrying value of assets transferred from
  affiliated companies                                                                           5,366,768               5,366,768
Equity adjustments from foreign currency
  translation                                                                                               (438,953)     (438,953)
                                                 -----------------------------------------------------------------------------------
Balances at September 30, 1996                   $25,967,460  $  95,355  $36,109   $4,197,333  $70,290,132  $298,909  $100,885,298
                                                 ===================================================================================


( ) Denotes deduction.

See accompanying notes to combined financial statements.

                          Prince Holding Corporation

                      Combined Statements of Operations




                                                                    YEAR ENDED SEPTEMBER 30
                                                                    1996              1995
                                                                 ------------------------------
Net sales                                                        $866,690,417      $701,495,995
Cost of products sold                                             699,109,404       573,719,867
                                                                 ------------------------------
Gross margin                                                      167,581,013       127,776,128

Selling, general and administrative expenses (Note G)             117,646,258        50,855,610
                                                                 ------------------------------
Operating income                                                   49,934,755        76,920,518

Other expenses (income):
 Interest expense                                                   2,516,497         2,294,170
 Foreign currency exchange loss (gain)                                (79,952)        2,004,669
 Investment income                                                 (1,052,626)         (750,579)
 Miscellaneous                                                        (50,160)         (250,259)
                                                                 ------------------------------
                                                                    1,333,759         3,298,001
                                                                 ------------------------------
Earnings before income taxes                                       48,600,996        73,622,517

Income taxes (Note E)                                              18,282,000        27,579,000
                                                                 ------------------------------
Net earnings                                                     $ 30,318,996      $ 46,043,517
                                                                 ==============================



See accompanying notes to combined financial statements.

                          Prince Holding Corporation

                      Combined Statements of Cash Flows



                                                                      YEAR ENDED SEPTEMBER 30
                                                                      1996              1995
                                                                   -----------------------------
OPERATING ACTIVITIES
Net earnings                                                       $ 30,318,996     $ 46,043,517
Adjustments to reconcile net earnings to
 net cash provided by operating activities:
  Depreciation and amortization                                      24,875,171       18,207,312
  Deferred income tax credit                                         (2,675,000)      (2,505,000)
  Changes in operating assets and liabilities:
   Trade accounts receivable                                          5,770,967      (27,529,072)
   Inventories                                                          959,447       (7,057,073)
   Other operating assets                                            (1,565,385)       1,441,063
   Trade accounts payable                                            15,859,226       (2,075,595)
   Other operating liabilities                                       (5,561,308)      18,957,679
                                                                   -----------------------------
Net cash provided by operating activities                            67,982,114       45,482,831

INVESTING ACTIVITIES
Additions to property, plant and equipment                          (31,333,568)     (76,115,779)
Other                                                                    43,436          315,269
                                                                   -----------------------------
Net cash used in investing activities                               (31,290,132)     (75,800,510)

FINANCING ACTIVITIES
Distributions to common shareholders                                (18,919,160)     (13,700,000)
Cash dividends on preferred stock                                    (1,943,303)      (2,244,646)
Proceeds from line-of-credit borrowings                              15,286,000       34,074,000
Payments on line-of-credit borrowings and long-term debt            (25,685,000)      (5,370,000)
Redemption of common stock                                          (14,749,655)
Redemption of preferred stock                                        (2,313,800)      (4,143,910)
                                                                   -----------------------------
Net cash provided by (used in) financing activities                 (48,324,918)       8,615,444

Effect of foreign exchange rate changes                                 (40,502)         388,499
                                                                   -----------------------------
Decrease in cash and cash equivalents                               (11,673,438)     (21,313,736)

Cash and cash equivalents at beginning of year                       18,034,275       39,348,011
                                                                   -----------------------------
Cash and cash equivalents at end of year                           $  6,360,837     $ 18,034,275
                                                                   =============================



( ) Denotes use of cash and cash equivalents.

See accompanying notes to combined financial statements.

                           Prince Holding Corporation

                     Notes to Combined Financial Statements

                          September 30, 1996 and 1995


NOTE A--BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

On October 1, 1996, Johnson Controls, Inc. purchased all of the Class A and B common stock of Prince Holding Corporation, and acquired its automotive interior components and systems business and certain of its other assets and liabilities (collectively "the Company" or "the Business") for a stated amount of approximately $1,350,000,000, less assumed debt and other liability adjustments.

In connection with the stock purchase, certain wholly owned subsidiaries of Prince Holding Corporation were spun off to its present shareholders just prior to the consummation of the purchase transaction and, therefore, such subsidiaries have not been included in these combined financial statements.

The accompanying financial statements have been prepared to present the combined historical financial position, results of operations and cash flows of the Business purchased by Johnson Controls, Inc. as if the Business existed as a stand-alone entity. Management believes that these combined financial statements reasonably include all historical costs of the Business for the years presented. All intercompany transactions have been eliminated. The combined balance sheets do not reflect any adjustments to be made upon the application of purchase accounting associated with the stock purchase transaction.

REVENUE RECOGNITION

Revenue is recognized on the sale of products when the related items have been shipped and legal title has passed to the customer.

CASH EQUIVALENTS

The Company considers money market accounts and all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

TRADE ACCOUNTS RECEIVABLE

The Company does not require collateral or other security on trade accounts receivable.

                           Prince Holding Corporation

NOTE A--BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVENTORIES

Substantially all inventories are stated at the lower of last-in, first-out cost or market (see Note B).

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are recorded on the basis of cost and include expenditures for new facilities, major renewals and betterments. Normal repairs and maintenance are expensed as incurred.

Depreciation of plant and equipment is computed using the straight-line method over the estimated useful lives of the related assets.

TRADE ACCOUNTS PAYABLE

Trade accounts payable include $15,350,000 and $9,055,000 at September 30, 1996 and 1995, respectively, which relate to checks not yet presented for payment to the bank.

INCOME TAXES

The provision for income taxes is based on earnings reported in these combined financial statements and assumes that the Business files a separate income tax return.

Deferred income tax assets and liabilities are determined by applying currently enacted tax laws and rates to the cumulative temporary differences between the carrying value of assets and liabilities for financial statement and income tax purposes. Deferred income tax expense or credit is measured by the net change in the deferred income tax asset and liability accounts during the year.

                           Prince Holding Corporation

NOTE A--BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

The Company's financial instruments consist of cash equivalents, trade accounts receivable, trade accounts payable and debt. The carrying amounts of these financial instruments approximate their fair value at September 30, 1996 and 1995. Fair value was determined using discounted cash flow analyses and current interest rates for similar instruments. The Company does not hold or issue financial instruments for trading purposes.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.

NOTE B--INVENTORIES

If the first-in, first-out method of inventory valuation had been used, inventories would have been $2,384,000 and $2,478,000 higher than reported at September 30, 1996 and 1995, respectively.

NOTE C--DEBT

At September 30, 1996, the Company had line-of-credit agreements allowing it to borrow, including the issuance of letters of credit, up to $125,000,000. The agreements expired on October 15, 1996 and outstanding balances which bore interest at an average rate of 5.65% were repaid.

                           Prince Holding Corporation

NOTE C--DEBT (CONTINUED)

Long-term debt consists of the following obligations:


                                           SEPTEMBER 30
                                        1996         1995
                                     ------------------------
Term notes payable                   $40,000,000  $40,000,000
Unsecured line-of-credit borrowings                28,904,000
Mortgage notes payable                              2,250,000
Other                                     30,000       40,000
                                     ------------------------
                                      40,030,000   71,194,000
Less current maturities                5,700,000      200,000
                                     ------------------------
                                     $34,330,000  $70,994,000
                                     ========================

The term notes payable bear interest at 6.06% and require annual principal payments totaling $5,700,000 beginning on December 20, 1996.

Principal maturities of long-term debt during the four years subsequent to 1997 are as follows: 1998--$5,730,000; 1999--$5,700,000; 2000--$5,700,000;
2001--$5,700,000.

Cash payments of interest on the Company's outstanding debt totaled $3,419,000 in 1996 and $3,429,000 in 1995. Interest of $902,000 in 1996 and $1,135,000 in
1995 was capitalized as a result of various construction projects.

NOTE D--RETIREMENT PLAN

The Company has a retirement plan which covers substantially all employees. Contributions to the plan are at the discretion of the Board of Directors and amounted to $10,000,000 in 1996 and $7,325,000 in 1995.

                           Prince Holding Corporation

NOTE E--INCOME TAXES

The provision for income taxes consists of the following:


                                                          YEAR ENDED SEPTEMBER 30
                                                             1996          1995
                                                          -------------------------
Currently payable:
   Federal                                                $20,657,000   $26,979,000
   State                                                      300,000     3,105,000
Deferred credit                                            (2,675,000)   (2,505,000)
                                                          -------------------------
                                                          $18,282,000   $27,579,000
                                                          =========================


A reconciliation of the Company's total income tax expense and the amount computed by applying the statutory federal income tax rate of 35% to earnings before income taxes is as follows:

                                                          YEAR ENDED SEPTEMBER 30
                                                             1996          1995
                                                          -------------------------
Income taxes at statutory rate                            $17,010,000   $25,768,000
State income taxes, net of federal income tax reduction       195,000       390,000
Other                                                       1,077,000     1,421,000
                                                          -------------------------
                                                          $18,282,000   $27,579,000
                                                          =========================

                           Prince Holding Corporation

NOTE E--INCOME TAXES (CONTINUED)

Significant components of the Company's deferred income tax assets and liabilities are as follows:


                                                        SEPTEMBER 30
                                                      1996         1995
                                                  -------------------------
Deferred income tax assets:
Inventory and accounts receivable valuation
adjustments                                         $2,988,000   $3,572,000
Accrued expenses not deductible until paid           8,452,000    4,338,000
Unrealized foreign currency exchange loss                           719,000
Other                                                    7,000       16,000
                                                  -------------------------
                                                    11,447,000    8,645,000
Deferred income tax liabilities:
   Accelerated depreciation for income
   tax purposes                                    (3,043,000)  (3,046,000)
   Other                                             (680,000)    (550,000)
                                                  -------------------------
                                                   (3,723,000)  (3,596,000)
                                                  -------------------------
Net deferred income tax assets                     $7,724,000   $5,049,000
                                                  =========================

Undistributed earnings of the Company's foreign subsidiaries are not significant and are considered to be indefinitely reinvested; accordingly, no provision for federal income taxes has been provided.

Prince Holding Corporation made income tax payments of $39,500,000 in 1996 and $24,600,000 in 1995.

NOTE F--LEASES

The Company leases certain buildings, machinery and computer equipment under noncancelable operating leases. At September 30, 1996, minimum rental payments due under these leases are as follows: 1997--$4,972,000; 1998--$3,129,000;
1999--$982,000; 2000--$510,000; 2001--$455,000.

Total rental expense under all operating leases was $5,443,000 in 1996 and $6,219,000 in 1995.

                           Prince Holding Corporation

NOTE G--RELATED PARTY TRANSACTIONS

The Company paid commissions of $13,142,000 in 1996 and $10,000,000 in 1995 to Prince ESC, Inc., a domestic international sales corporation not combined in these financial statements, for services associated with the sale of certain of its export products.

Selling, general and administrative expenses include approximately $60,000,000 in 1996 for a one-time payment to employees of the Company in connection with the purchase transaction described in Note A.

NOTE H--RESEARCH AND DEVELOPMENT EXPENSES

Expenses for research and development were $47,508,000 in 1996 and $36,806,000 in 1995. Research and development expenses include product conception and ideation, design, development and engineering for new products, and significant improvements to existing products.

NOTE I--INDUSTRY INFORMATION

The Company manufactures, sells and distributes interior components and systems to the automotive industry. Export sales totaled $194,550,000 in 1996 and $148,871,000 in 1995. Foreign assets and operations are not significant. Over 90% of the Company's sales are to various operating entities of General Motors Corporation, Ford Motor Company and Chrysler Corporation.

                                                                    ATTACHMENT 2





               PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                    JOHNSON CONTROLS, INC. AND SUBSIDIARIES

         PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS (UNAUDITED)


         The following combined condensed financial statements present, on a pro forma basis, the effect of the February 28, 1997 sale by Johnson Controls, Inc (JCI or the Company) of its Plastic Container division (PCD) to Schmalbach Lubeca AG, a member of the VIAG Group.

         They also present, on a pro forma basis, the effect of the acquisition by JCI of Prince Holding Corporation (Prince) on October 1, 1996. The pro forma data assume that the acquisition was accounted for as a purchase, and as such, the assets acquired and liabilities assumed were recorded at their fair values at the time of the acquisition. Studies, including appraisals of properties and identifiable intangible assets and evaluations of underlying business units by JCI's management, were made to determine the fair values of the net assets acquired.

         The Pro Forma Combined Condensed Financial Statements do not necessarily reflect the operations of JCI and Prince as they would have been had both transactions taken place at the beginning of the periods shown and the operating results should not be deemed to be indicative of the future operations of the combined companies.

         The Pro Forma Combined Condensed Financial Statements should be read in conjunction with the historical financial statements and notes thereto of JCI and Prince.

        PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME (UNAUDITED)

The following Pro Forma Combined Condensed Statements of Income reflect (i) the impact of the sale of PCD on income from continuing operations of JCI and combine income from continuing operations of JCI for the year ended September 30, 1996 with the results of operations of Prince for the year ended September 30, 1996 and (ii) the impact of the sale of PCD on income from continuing operations of JCI for the three months ended December 31, 1996 had the transactions been consummated on October 1, 1995 on the bases indicated in the Notes to Pro Forma Combined Condensed Financial Statements.



                                                            Year Ended September 30, 1996
                                              -----------------------------------------------------------
                                                    Historical                      Pro Forma
                                              ---------------------------   -----------------------------
                                                 JCI           Prince         Adjustments      Combined
                                              ----------     ------------   --------------    -----------
                                                          (in millions, except per share data)
Net sales                                     $9,210.0          $866.7                      $10,076.7
Cost of sales                                  7,878.3           699.1          $4.8 (c)      8,588.9
                                                                                 6.7 (c)
                                              --------          ------          ----        ---------
   Gross profit                                1,331.7           167.6         (11.5)         1,487.8

Selling, general and
  administrative expenses                        852.8           117.7         (13.1)(d)        924.7
                                                                               (60.0)(d)
                                                                                27.3 (c)
                                              --------          ------          ----        ---------

   Operating income                              478.9            49.9          34.3            563.1

Interest income                                    7.9             1.1                            9.0
Interest expense                                 (73.4)           (2.5)        (47.6)(c)       (123.5)
Miscellaneous-net                                  8.1             0.1          (1.9)(e)          6.3
                                              --------          ------          ----        ---------
Other income (expense)                           (57.4)           (1.3)        (49.5)          (108.2)
                                              --------          ------          ----        ---------

Income from continuing operations
  before income taxes and minority
  interests                                      421.5            48.6         (15.2)           454.9

Provision for income taxes                       171.8            18.3         (23.3)(c)        195.0
                                                                                (0.7)(e)
                                                                                28.9 (d)
Minority interests in net
  earnings of subsidiaries                        27.0                                           27.0
                                              --------          ------          ----        ---------

Income from continuing operations               $222.7           $30.3        ($20.1)          $232.9
                                              ========          ======          ====        =========


Earnings per share from continuing
  operations (f,g)
   Primary                                       $2.55                                          $2.67
                                              ========                                      =========
   Fully diluted                                 $2.42                                          $2.53
                                              ========                                      =========


Weighted Average Shares (f,g)
   Primary                                        83.6                                           83.6
                                              ========                                      =========
   Fully diluted                                  89.9                                           89.9
                                              ========                                      =========

        PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME (UNAUDITED)
                                 (Continued)



                                           Three Months Ended December 31, 1996
                                         -----------------------------------------
                                         Historical              Pro Forma
                                         ----------       ------------------------
                                           JCI         Adjustments        Combined
                                         ----------    -----------        --------
                                            (in millions, except per share data)
Net sales                                 $2,761.3                          $2,761.3
Cost of sales                              2,354.6                           2,354.6
                                          --------           ----           --------

   Gross profit                              406.7                             406.7

Selling, general and
  administrative expenses                    276.8                             276.8
                                          --------           ----           --------


   Operating income                          129.9                             129.9

Interest income                                2.0                               2.0
Interest expense                             (32.5)          $6.3 (c)          (26.2)
Miscellaneous-net                              5.6                               5.6
                                          --------           ----           --------
Other income (expense)                       (24.9)           6.3              (18.6)
                                          --------           ----           --------
Income from continuing operations
  before income taxes and minority
  interests                                  105.0            6.3              111.3

Provision for income taxes                    44.6            2.7 (c)           47.3


Minority interests in net
  earnings of subsidiaries                     5.5                               5.5
                                          --------           ----           --------
Income from continuing operations            $54.9           $3.6              $58.5
                                          ========           ====           ========

Earnings per share from continuing
  operations (f,g)
   Primary                                   $0.63                             $0.67
                                          ========                          ========
   Fully diluted                             $0.59                             $0.63
                                          ========                          ========

Weighted Average Shares (f,g)
   Primary                                    83.8                              83.8
                                          ========                          ========
   Fully diluted                              90.2                              90.2
                                          ========                          ========

  PRO FORMA COMBINED CONDENSED STATEMENT OF FINANCIAL POSITION (UNAUDITED)


The following Pro Forma Combined Condensed Statement of Financial Position reflects the financial position of JCI at December 31, 1996, on the assumption that the sale of PCD had been consummated on December 31, 1996 on the bases indicated in the Notes to Pro Forma Combined Condensed Financial Statements.


                                                          December 31, 1996
                                               ----------------------------------------
                                               Historical              Pro Forma
                                               ----------     -------------------------
                                                  JCI         Adjustments      Combined
                                               ----------     -----------      --------
                                                             (in millions)
ASSETS
Cash and cash equivalents                      $  139.4       $ 500.0 (a)      $  139.4
                                                               (500.0)(a)
Accounts receivable - net                       1,808.9                         1,808.9
Inventories                                       381.2                           381.2
Net assets of discontinued operations             449.8        (449.8)(a)           0.0
Other current assets                              306.3                           306.3
                                               --------       -------          --------
   Current assets                               3,085.6        (449.8)          2,635.8

Property, plant and equipment-net               1,519.5                         1,519.5
Goodwill-net                                    1,626.8                         1,626.8
Investments in partially-owned
  affiliates                                      132.9                           132.9
Other noncurrent assets                           249.7                           249.7
                                               --------       -------          --------
   Total assets                                $6,614.5       ($449.8)         $6,164.7
                                               ========       =======          ========


LIABILITIES AND EQUITY
Short-term debt                                $1,499.8       ($500.0)(a)      $  699.8
                                                               (300.0)(a)
Current portion of long-term debt                  94.0                            94.0
Accounts payable                                1,225.3                         1,225.3
Accrued compensation and benefits                 266.5                           266.5
Accrued income taxes                               60.0                            60.0
Billings in excess of costs and
  earnings on uncompleted contracts               117.9                           117.9
Other current liabilities                         439.5                           439.5
                                               --------       -------          --------
   Current liabilities                          3,703.0        (800.0)          2,903.0

Long-term debt                                    718.6         300.0 (a)       1,018.6
Postretirement health and other
  benefits                                        167.0                           167.0
Other noncurrent liabilities                      470.8                           470.8
Shareholders' equity                            1,555.1          50.2 (a)       1,605.3
                                               --------       -------          --------
   Total liabilities and equity                $6,614.5       ($449.8)         $6,164.7
                                               ========       =======          ========

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)


(a) On February 28, 1997, the Company completed the sale of its Plastic Container division (PCD) to Schmalbach-Lubeca AG, a member of the VIAG Group. The pro forma data assume the sale will generate after-tax proceeds of approximately $500 million. This amount is an estimate based upon the stated sales price and expected taxes to be paid. The actual amount will not be known until the book and tax bases of PCD and certain possible adjustments have been finalized.

         The Company intends to use these proceeds to reduce the short-term debt which was incurred to finance the Prince acquisition (see note b). Of the remaining debt, $300 million is expected to be financed long-term, with varying maturities and a weighted average interest rate of 7.0%. The $462 million in remaining short-term debt is estimated to carry a 5.75% interest rate.

         An anticipated gain on the sale will be reflected in the Company's 1997 second fiscal quarter results. The amount shown as the Shareholders' equity adjustment reflects the estimated after-tax proceeds less the amount of Net assets of discontinued operations at December 31, 1996. This amount is not necessarily indicative of the actual gain to be recorded as certain deferred sales price amounts and the book and tax bases of PCD have not been finalized.


(b) The Pro Forma Combined Condensed Financial Statements reflect the October 1, 1996 purchase by JCI of Prince stock at a stated cost of $1,350 million, less certain assumed debt and other liability adjustments of approximately $93 million, plus acquisition expenses of approximately $5 million, for a total purchase price of $1,262 million.

(c) The following adjustments have been made in preparing the Pro Forma Combined Condensed Statements of Income to reflect, on a pro forma basis, the estimated expense adjustments and related income tax effects associated with the use of PCD proceeds for acquisition financing (see note a) and the fair value adjustments to Prince's assets and liabilities:

                                                                                 Three Months
                                                        Year Ended                  Ended
                                                       September 30,             December 31,
                                                           1996                      1996
                                                       -------------             ------------
                                                                    (in millions)
         Net change in interest expense to reflect
           short-term and long-term borrowings
           (at interest rates of 5.75% and 7.0%
           for short-term and long-term debt,
           respectively) and use of proceeds           $  47.6                      ($6.3)

         Change in depreciation expense to
           reflect fair value adjustment                   4.8                          -

         Amortization of fair value
           adjustment to identifiable
           intangible assets                               6.7                          -

         Tax effect and amortization of
           deferred taxes relating to the
           above adjustments                             (23.3)                       2.7

         Amortization of goodwill                         27.3
                                                       -------
                                                                                        -
                                                                                   -------
                                                       $  63.1                      ($3.6)
                                                       =======                     =======


         A 1/8% variance in interest rates would cause interest expense to increase/decrease by $.9 million for the year ended September 30, 1996 and $.2 million for the three months ended December 31, 1996. The interest rates assumed in the pro forma calculations represent the estimated borrowing rates available to JCI.

(d) The following adjustments have been made in preparing the Pro Forma Combined Condensed Statement of Income to reflect, on a pro forma basis, the elimination of certain nonrecurring expenses from the Prince Statement of Income.

                                                              Year Ended
                                                            September 30,
                                                                   1996
                                                            -------------------
                                                             (in millions)

         To adjust for export sales commissions
           paid to Prince's domestic international
           sales corporation                                    $ 13.1

         To adjust for nonrecurring acquisition-
           related expenses incurred by Prince
           prior to the acquisition                               60.0

         Tax effect related to the above
           adjustments                                           (28.9)
                                                                -------
                                                                $ 44.2
                                                                ======


(e) The Prince preferred stock of $26 million at September 30, 1996 is held by its original shareholders and, as such, this amount is included in Other noncurrent liabilities in the December 31, 1996 Statement of Financial Position. Dividends on the Preferred Stock of $1.9 million (less the related tax effect of $0.7 million) for the year ended September 30, 1996 have been reflected as an expense in the Pro Forma Combined Condensed Statement of Income.

(f) Primary earnings per share are computed by dividing net income, after deducting dividend requirements on the Series D Convertible Preferred Stock, by the weighted average number of common shares and common stock equivalents which would arise from the exercise of stock options. Fully diluted earnings are computed by deducting from net income the after-tax compensation expense which would arise from the assumed conversion of the Series D Convertible Preferred Stock, which was $5.6 million for the year ended September 30, 1996 and $1.3 million for the three months ended December 31, 1996. Fully diluted weighted average shares assume the conversion of the Series D Convertible Preferred Stock, if dilutive, plus the dilutive effect of the stock options.


(g) Number of shares and per share amounts have been restated to reflect a two-for-one split of the Company's common stock payable on March 31, 1997 to shareholders of record as of March 7, 1997.